C3 AI Announces Fiscal Third Quarter 2026 Results

REDWOOD CITY, Calif. — February 25, 2026 — C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal third quarter ended January 31, 2026.

Fiscal Third Quarter 2026 Financial Highlights:
•Total Revenue was $53.3 million.
•Subscription Revenue was $48.2 million. Subscription revenue constituted 90% of total revenue.
•Subscription and Prioritized Engineering Services Revenue Combined was $51.5 million, constituting 97% of total revenue.
•GAAP gross profit was $9.2 million, representing a 17% gross margin. Non-GAAP gross profit was $19.6 million, representing a 37% non-GAAP gross margin.
•GAAP net loss per share was $(0.94). Non-GAAP net loss per share was $(0.40).
•Cash, cash equivalents, and marketable securities was $621.9 million.

“I joined C3 AI six months ago and I did so with a clear conviction: this company is uniquely positioned to win in Enterprise AI. That conviction has been reinforced through extensive engagement with customers, prospects, partners, and investors. However, it was clear to me that we were not organized appropriately. We’ve reduced our cost structure and cash burn. We’ve restructured and flattened the sales organization. We’ve focused efforts on our best-in-class applications. We’ve shifted our go-to-market toward large-scale, enterprise-wide transformations. We’ve accelerated how we build and deliver product. And we are infusing our AI across every function at C3 AI. Those changes are substantially complete and C3 AI is now a more agile, more disciplined, and more accountable organization. Moving forward, our entire focus is on executing our return to growth and building C3 AI into a profitable, cash-positive business,” said Stephen Ehikian, CEO, C3 AI.

Business Highlights
•In Q3, the Company closed 44 agreements including new and expanded agreements with the U.S. Department of Agriculture, the U.S. Department of Energy, the NATO Communications and Information Agency, the Royal Navy, Thales Group, ExxonMobil, GSK, U.S. Steel, Plains All American Pipeline, Seaspan ULC, and McLaren Automotive, among others.
•The C3 AI Strategic Integrator Program expanded with the addition of Cathexis (formerly Paradyme) and stc Kuwait. Cathexis will leverage the C3 Agentic AI Platform to develop and deploy commercial-off-the-shelf solutions for the U.S. Federal government, and stc Kuwait will use the platform to expand its AI offerings for the oil & gas industry.

Federal, Defense & Aerospace
C3 AI’s Federal business, together with the defense and aerospace segment, gained traction, driven by new U.S. Federal government agreements and growing international adoption.
•In Q3, total bookings across federal, defense and aerospace increased by 134% year-over-year, representing 55% of total bookings.
•The Company entered into new and expansion agreements with the U.S. Department of Agriculture, the U.S. Department of Energy, the U.S. Navy, the Missile Defense Agency, the U.S. Intelligence Community, and the U.S. Department of War, among others.

•The U.S. Department of Agriculture (USDA) selected C3 AI to deploy an enterprise-scale AI solution designed to modernize the department’s intergovernmental and public engagements. The partnership will leverage the C3 Agentic AI Platform to unify complex and fragmented data ecosystems into a secure department-wide solution. By utilizing advanced generative and agentic AI models, the USDA will automate the analysis and processing of large-scale information flows, ensuring that high volumes of inquiries are handled timely and accurately.
•The U.S. Department of Energy selected C3 AI to provide a central data management solution for Headquarters Office of Management to unify data into an AI-enabled decision platform. The solution will enhance workflow efficiency, strengthen compliance oversight, and improve real-time visibility across key functions.
•The NATO Communications and Information Agency selected C3 AI as part of Team Squarcle to enhance Allied Joint Support and Enabling Command’s logistics planning and decision making in support of NATO’s readiness and deterrence objectives. C3 AI will deliver AI-powered decision support using C3 AI Contested Logistics to enable faster, more accurate reinforcement and deployment decisions, supporting scenario planning, mission execution, and training for multinational operations across the European theater.

Commercial
C3 AI continued to drive customer expansion across asset-intensive operations and complex supply chain environments.
•One of the world’s largest energy exploration and production companies extended its long-standing partnership with C3 AI under a new multi-year agreement. Under the agreement, the company is extending its C3 AI Reliability deployment to enhance its operations, extending predictive maintenance capabilities beyond equipment anomaly detection to include AI agent–based root cause analysis and remediation.
•Driscoll’s, the global market leader in fresh berries, expanded its use of the C3 Agentic AI Platform under a multi-year agreement, scaling Enterprise AI–powered supply forecasting across all berry categories, growing regions, and operational workflows to improve forecast accuracy and planning decisions across its global supply network.

C3 Generative AI
•In Q3, the Company closed eight agreements for C3 Generative AI, including six initial production deployment agreements across McLaren Automotive, Seaspan ULC, and the U.S. Intelligence Community, among others.
•A leading provider of subsea engineering and construction services for the offshore energy industry is using C3 Generative AI to automate the creation of complex, calculation-heavy engineering reports. Following a successful initial production deployment, the company is now scaling the solution across additional report types, reducing report production time from weeks to hours while minimizing manual effort and human error. Centralized, consistent reports provide faster access to accurate insights, enabling better decision making and meaningful time and cost savings.

C3 Transform 2026
•C3 AI will be holding its seventh annual international user’s group conference, C3 Transform, in Boca Raton from March 3–5, 2026. Customers, partners, and industry leaders will join the C3 AI board of directors and executive team to showcase how Enterprise AI is delivering measurable business value for the world’s leading organizations.

Restructuring
•C3 AI launched a restructuring plan designed to materially improve operating efficiency and position the company for success. This is expected to result in annual cost savings and reduced cash burn of approximately $135 million in non-GAAP operating expenses.

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the fourth quarter of fiscal 2026 and full-year fiscal 2026:

(in millions)	Fourth Quarter Fiscal 2026 Guidance	Full Year Fiscal 2026 Guidance
Total revenue	$48.0 - $52.0	$246.7 - $250.7
Non-GAAP loss from operations	$(56.0) - $(64.0)	$(219.5) - $(227.5)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Our guidance for non-GAAP loss from operations for fourth quarter fiscal 2026 and full-year fiscal 2026 excludes pre- tax restructuring expenses of approximately $10.0 million - 12.0 million. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Third Quarter Fiscal Year 2026 Financial Results Conference Call
When:	Wednesday, February 25, 2026
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register-conf.media-server.com/register/BIaf593930cc1b47e08460193eb48fb3fc (live)
Webcast:	https://edge.media-server.com/mmc/p/hzgor4v4/ (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. We believe free cash flow, a non-GAAP financial measure, is useful in evaluating liquidity and provides information to management and investors about our ability to fund future operating needs and strategic initiatives. We calculate free cash flow as net cash used in operating activities less purchases of property and equipment and capitalized software development costs. This non-GAAP financial measure may be different than similarly titled measures used by other companies. Additionally, the utility of free cash flow is further limited as it does not represent the total increase or decrease in our cash balances for a given period.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Other Information

Professional Services Revenue

Our professional services revenue includes service fees and prioritized engineering services. Service fees include revenue from services such as consulting, training, and paid implementation services.

Prioritized engineering services are undertaken when a customer requests that we accelerate the design, development, and delivery of software features and functions that are planned in our future product roadmap. When we agree to this, we negotiate an agreed upon fee to accelerate the development of the software. When the software feature is delivered, it becomes integrated to our core product offering, is available to all subscribers of the underlying software product, and enhances the operation of that product going forward. Such prioritized engineering services result in production-level computer software – compiled code that enhances the functionality of our production products – which is available for our customers to use over the life of their software licenses. Per Accounting Standards Codification (ASC) 606, Prioritized engineering services revenue is recognized as professional services over the period in which the software development is completed.

Total professional services revenue consists of:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
	(in thousands)		(in thousands)
Prioritized engineering services	$3,289	$5,698	$15,893	$26,008
Service fees	1,808	7,405	4,069	14,028
Total professional services revenue	$5,097	$13,103	$19,962	$40,036
Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding our restructuring plan, our market leadership position, anticipated benefits from our partnerships, our financial outlook for the fourth quarter of fiscal 2026 and full 2026 fiscal year, our ability to accelerate going forward, our ability to return to growth and to achieve cash generation and non-GAAP profitability, our sales and customer opportunity pipeline, including continued growth in the Federal market, the expected benefits of our offerings, and our business strategies, plans, and objectives for future operations. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including our history of losses and ability to achieve and maintain profitability in the future, our historic dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, the ability of our restructured global sales and services organization to achieve desired productivity levels in a reasonable period of time, the impact of the transition of our Chief Executive Officer role, the continued involvement of our Executive Chairman and our ability to retain key members of our senior management, market awareness and acceptance of enterprise AI solutions in general and our products in particular, the length and unpredictability of our sales cycles and the time and expense required for our sales efforts. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025, October 31, 2025, and other filings and reports we make with the Securities and Exchange Commission from time to time, including, when available, our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended January 31, 2026, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 Agentic AI Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications, C3 AI applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of domain-specific generative AI offerings for the enterprise.

Investor Contact
ir@c3.ai

C3 AI Public Relations
Axicom
Mindy Nelson
830-214-4823
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Revenue
Subscription	$48,163	$85,679	$178,706	$240,297
Professional services	5,097	13,103	19,962	40,036
Total revenue	53,260	98,782	198,668	280,333
Cost of revenue
Subscription	42,703	37,799	127,129	106,129
Professional services	1,322	2,636	5,480	5,851
Total cost of revenue	44,025	40,435	132,609	111,980
Gross profit	9,235	58,347	66,059	168,353
Operating expenses
Sales and marketing	67,177	61,201	188,027	168,969
Research and development	58,823	59,356	181,826	167,998
General and administrative	23,643	25,375	73,546	66,845
Total operating expenses	149,643	145,932	443,399	403,812
Loss from operations	(140,408)	(87,585)	(377,340)	(235,459)
Interest income	6,700	8,677	22,457	28,240
Other income (expense), net	519	(957)	794	(916)
Loss before provision for income taxes	(133,189)	(79,865)	(354,089)	(208,135)
Provision for income taxes	174	336	711	865
Net loss	$(133,363)	$(80,201)	$(354,800)	$(209,000)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.94)	$(0.62)	$(2.56)	$(1.64)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	141,969	130,382	138,671	127,752

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	January 31, 2026	April 30, 2025
Assets
Current assets
Cash and cash equivalents	$88,847	$164,358
Marketable securities	533,076	578,330
Accounts receivable, net of allowance of $1,066 and $877 as of January 31, 2026 and April 30, 2025, respectively	123,570	137,226
Prepaid expenses and other current assets	37,202	24,338
Total current assets	782,695	904,252
Property and equipment, net	70,798	79,298
Goodwill	625	625
Other assets, non-current	41,658	41,707
Total assets	$895,776	$1,025,882
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$18,152	$15,160
Accrued compensation and employee benefits	46,123	53,868
Deferred revenue, current	37,496	36,561
Accrued and other current liabilities	17,164	26,295
Total current liabilities	118,935	131,884
Deferred revenue, non-current	2,491	—
Other long-term liabilities	54,877	55,695
Total liabilities	176,303	187,579
Commitments and contingencies
Stockholders’ equity
Class A common stock	141	130
Class B common stock	3	3
Additional paid-in capital	2,451,881	2,216,284
Accumulated other comprehensive income	883	521
Accumulated deficit	(1,733,435)	(1,378,635)
Total stockholders’ equity	719,473	838,303
Total liabilities and stockholders’ equity	$895,776	$1,025,882

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended January 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(354,800)	$(209,000)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	10,214	9,215
Non-cash operating lease cost	249	270
Stock-based compensation expense	209,528	174,373
Accretion of discounts on marketable securities	(7,125)	(10,715)
Other	518	2,158
Changes in operating assets and liabilities
Accounts receivable	13,467	(52,017)
Prepaid expenses, other current assets and other assets	(9,405)	587
Accounts payable	2,958	16,916
Accrued compensation and employee benefits	4,880	7,648
Operating lease liabilities	(171)	1,439
Other liabilities	(9,528)	12,462
Deferred revenue	3,427	(6,007)
Net cash used in operating activities	(135,788)	(52,671)
Cash flows from investing activities:
Purchases of property and equipment	(1,585)	(2,101)
Purchases of marketable securities	(443,393)	(518,806)
Maturities and sales of marketable securities	496,134	514,365
Net cash provided by (used in) investing activities	51,156	(6,542)
Cash flows from financing activities:
Taxes paid related to net share settlement of equity awards	—	(7,496)
Proceeds from exercise of Class A common stock options	4,143	19,648
Proceeds from issuance of Class A common stock under employee stock purchase plan	4,978	5,009
Net cash provided by financing activities	9,121	17,161
Net decrease in cash, cash equivalents and restricted cash	(75,511)	(42,052)
Cash, cash equivalents and restricted cash at beginning of period	176,924	179,712
Cash, cash equivalents and restricted cash at end of period	$101,413	$137,660
Cash and cash equivalents	$88,847	$125,094
Restricted cash included in other assets, non-current	12,566	12,566
Total cash, cash equivalents and restricted cash	$101,413	$137,660
Supplemental disclosure of cash flow information—cash paid for income taxes	$849	$743
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$269	$527
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$(166)	$1,016
Vesting of early exercised stock options	$7	$251

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$9,235	$58,347	$66,059	$168,353
Stock-based compensation expense (1)	10,193	9,504	29,882	26,223
Employer payroll tax expense related to employee stock-based compensation (2)	216	356	970	883
Gross profit on a non-GAAP basis	$19,644	$68,207	$96,911	$195,459

Gross margin on a GAAP basis	17%	59%	33%	60%
Gross margin on a non-GAAP basis	37%	69%	49%	70%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(140,408)	$(87,585)	$(377,340)	$(235,459)
Stock-based compensation expense (1)	75,900	62,652	209,528	174,373
Employer payroll tax expense related to employee stock-based compensation (2)	1,104	1,789	4,360	4,151
Loss from operations on a non-GAAP basis	$(63,404)	$(23,144)	$(163,452)	$(56,935)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(133,363)	$(80,201)	$(354,800)	$(209,000)
Stock-based compensation expense (1)	75,900	62,652	209,528	174,373
Employer payroll tax expense related to employee stock-based compensation (2)	1,104	1,789	4,360	4,151
Net loss on a non-GAAP basis	$(56,359)	$(15,760)	$(140,912)	$(30,476)

GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.94)	$(0.62)	$(2.56)	$(1.64)
Non-GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.40)	$(0.12)	$(1.02)	$(0.24)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	141,969	130,382	138,671	127,752

(1)Stock-based compensation expense for gross profit and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Cost of subscription	$9,790	$8,563	$28,372	$24,084
Cost of professional services	403	941	1,510	2,139
Sales and marketing	30,710	21,860	80,578	61,495
Research and development	21,548	19,896	60,955	56,326
General and administrative	13,449	11,392	38,113	30,329
Total stock-based compensation expense	$75,900	$62,652	$209,528	$174,373

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profit and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Cost of subscription	$208	$329	$922	$818
Cost of professional services	8	27	48	65
Sales and marketing	447	614	1,588	1,536
Research and development	310	578	1,311	1,173
General and administrative	131	241	491	559
Total employer payroll tax expense	$1,104	$1,789	$4,360	$4,151

Reconciliation of free cash flow to the GAAP measure of net cash used in operating activities:

The following table below provides a reconciliation of free cash flow to the GAAP measure of net cash used in operating activities for the periods presented:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025
Net cash used in operating activities	$(55,757)	$(22,020)	$(135,788)	$(52,671)
Less:
Purchases of property and equipment	(439)	(362)	(1,585)	(2,101)
Free cash flow	$(56,196)	$(22,382)	$(137,373)	$(54,772)
Net cash provided by (used in) investing activities	$40,239	$12,373	$51,156	$(6,542)
Net cash provided by financing activities	$1,160	$13,467	$9,121	$17,161